CUSIP No. 893716209

EXHIBIT 1

JOINT FILING AGREEMENT

This Joint Filing Agreement is entered into as of February 11, 2016, by the undersigned, who hereby agree that the Statement on Amendment No. 3 to Schedule 13D in respect of the common shares of Transition Therapeutics Inc. is filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

 Date: February 11, 2016

/s/ Jack W. Schuler
Jack W. Schuler

/s/ Renate Schuler
Renate Schuler

Schuler Family Foundation

/s/ Jack W. Schuler
Jack W. Schuler, as Director

/s/ H. George Schuler
H. George Schuler

Tanya Eva Schuler Trust

/s/ H. George Schuler
H. George Schuler, as Trustee

Therese Heidi Schuler Trust

/s/ H. George Schuler
H. George Schuler, as Trustee

Tino Hans Schuler Trust

/s/ H. George Schuler
H. George Schuler, as Trustee